Exhibit 10.10

[201901 Version]

Serial No. GSHT2019072636

Loan Contract

Borrower: Xiamen Pop Culture Co., Ltd.

Lender: Xiamen Bank Co., Ltd.

The Borrower and the Lender hereby enter into this Contract by reaching an agreement on the issue of loan from the Lender to the Borrower through consultation on the basis of equality.

Part I General Teams

Article 1 Amount, Term and Purpose of Loan

1.1 For the amount, term and purpose of the loan hereunder, please refer to Article 14.

1.2 The Borrower may not change the purpose of the loan, including but not limited to that the Borrower may not use the loan for investment in fixed assets, equity, etc., and may not use it for areas and uses prohibited by the State for production and operation, without written consent of the Lender.

1.3 Receipts for the loan form an integral part of this Contract and has the same legal effect as this Contract. In case that the specific loan amount, term, interest rate, repayment account and other information hereunder are different from those recorded in the loan receipt, the loan receipt record shall prevail.

Article 2 Calculation and Collection of the Interest and Interest Rate Adjustment

2.1 As to the interest rate, interest rate adjustment method and the settlement method hereunder, please refer to Article 15.

2.2 Calculation and Collection of the Interest

Unless otherwise agreed by both parties, the interest of the loan hereunder is calculated from the date of transfer of the loan to the Borrower’s account based on actual withdrawal amount and days spent. Interest needs to be calculated on the day of the interest settlement date and included in the current period.

Formula of interest calculation: interest =interest rate * days spent * daily interest rate

Formula of daily interest rate conversion:

daily interest rate=annual rate/360(exceptions: daily rate of loan in HKD, SGD and GBP= annual rate/365)

2.3 Types of interest rate adjustment methods

2.3.1 Fixed interest rate: the interest rate on the loan recorded on the loan receipt, which is not affected by the adjustment of statutory benchmark interest rates and market interest rates that may appear during the contract period.

2.3.2 Floating interest rate: the execution interest rate changes during the contract period due to the possible adjustment of statutory benchmark interest rates and market interest rates, but the interest calculated based on the old execution interest rate before the agreed adjustment date will not be readjusted.

(1) In the case of RMB loan hereunder using a floating interest rate adjustment method, the adjustment date, if adjusted annually, is the corresponding day after one year of the withdrawal date or the last day of the month if there is no date corresponding to the withdrawal date in the adjustment month; if adjusted seasonally, the adjustment dates are January 1st, April 1st, July 1st, and October 1st; if adjusted monthly, the adjustment date is the 1st of each month. On the adjustment date, the Lender determines the new loan interest rate based on the latest benchmark interest rate of the same period announced by the People’s Bank of China according to the floating range of loan rate set in article 15.1 hereof, without further notice to the Borrower.

(2) In the case of foreign currency loans under this Contract using a floating interest rate adjustment method, the adjustment date, if adjusted annually, is December 21 of each year; if adjusted seasonally, the adjustment dates are March 21, June 21, September 21, December 21; if adjusted monthly, the adjustment date is the 21st of each month. On the adjustment date, the Lender can readjust and determine the new loan interest rate based on latest benchmark interest rate and the same carry with increased points, which is obtained from Reuters before 9:00pm that day (Beijing time) and consistent with the provisions of article 15.1 of this Contract, without further notice to the Borrower; or the Lender can readjust and determine the new loan interest rate based on the latest Lender implementing interest rate of the same currency and term consistent with the provisions of article 15.1 of this Contract, without further notice to the Borrower.

2.4 Interest of Penalty

2.4.1 When the principal and interest of the loan is not been paid at the due date by the Borrower (including the Lender declaring an early maturity), the Lender shall have right to charge overdue at and with a 50% increase of the loan interest rate actually executed hereunder since the day of overdue until the Borrower pays off the loan principal and interest date.

2.4.2 As to the payment of interest and penalty interest that the Borrower cannot make in due course, compound interest shall be calculated and collected according to the penalty interest rate stipulated in article 2.4.1 hereof since the day of overdue.

Article 3 Withdrawal

3.1 The Borrower cannot withdrawal until the following conditions are met:

(1) this contract has come into effect;

(2) the Borrower has provided guarantee as requested by the Lender and the contracts of such guarantee have entered into force and the statutory approval, registration or filing procedures has been completed;

(3) the Borrower has reserved with the Lender the documents, documents, seals, personnel list, signature samples related to the conclusion and performance of this Contract, and completed relevant certificates;

(4) the Borrower has opened the accounts necessary to perform this Contract as required by the Lender;

(5) The Borrower has submitted written withdrawal application and relevant documents proving the purpose of loan before its withdrawal and has gone through relevant withdrawal procedures;

(6) Other withdrawal conditions stipulated by law and both parties.

If the above withdrawal conditions are not met, the Lender has the right to reject the Borrower’s application for withdrawal, except where the Lender agrees to make a loan.

3.2 Where the Lender agrees to make the loan, the Borrower shall make a lump-sum withdrawal and the amount of withdrawal shall not exceed the amount of loan stipulated in Article 14 hereof. The interest shall be calculated based on the actual withdrawal amount if the withdrawal amount is less than the loan amount agreed in Article 14 hereof. However, the Borrower has no right to request a second withdrawal for the difference between the loan amount agreed in Article 14 hereof and the actual withdrawal amount.

3.3 The actual withdrawal date by the Borrower shall not exceed three months after the signing date of this Contract, otherwise the Lender has the right to refuse to issue and cancel all loans.

Article 4 Payment of Loan Funds

4.1 Types of payment of loan funds

4.1.1 Entrusted payment by the Lender, namely, the Lender shall pay through the Borrower’s account the loan funds to a counterparty of the Borrower complying with the purpose stipulated herein according to the Borrower’s payment order.

4.1.2 Self payment by the Borrower, namely, the Borrower shall autonomously pay to his counterparty complying with the purpose stipulated herein the loan funds after the Lender has made to the Borrower’s account.

4.1.3 The Lenders shall have right to change the method of payment of loan funds if the Borrower’s external payment and credit rating has changed when the Borrower makes withdrawal. The Borrower shall submit to the Lender a written description of such change, a reapplication for withdrawals and relevant transaction information to prove the purpose of the loan funds where there are changes of the payment method or the amount of external payment, the payment object, and the purpose of loan funds under the mode of entrusted payment.

4.2 Standard of payment of loan

The entrusted payment method must be used if the amount of loan payment hereunder exceeds RMB ten million. The Lender shall have right to propose stricter fiduciary payment standards within the above-mentioned fiduciary payment standards. The Lender shall have the right to change the payment method or cease issuance and payment of the loan funds if he considers that the payment method of the loan funds selected in the specific business application does not meet the requirements. As to the payment method of loan funds, please refer to Article 16 hereof. The Borrower shall not make self-payment if such payment should be entrusted according to the Contract.

4.3 Specific requirements for entrusted payment of loan funds

4.3.1 Where the Lender is entrusted to pay, the Borrower shall provide a written entrustment document for the entrusted payment, namely, the Borrower shall authorize and entrust the Lender to pay to account of the transaction object designated by the Borrower, which complies with the purpose of loan hereunder, after loan funds has been paid to the Lender’s designated account.

4.3.2 Where the Lender is entrusted to pay, the Borrower shall, at the time of the withdrawal, provide the Lender with his lending account, the account information of the trading object, the payment amount and the supporting materials to prove that the withdrawal conforms to the purpose specified in the loan contract. The Borrower shall guarantee the authenticity, integrity and effectiveness of all materials provided to the Lender. The Lender shall bear no responsibility and the Borrower’s obligation to repay already generated hereunder shall not be influenced if the Lender’s fiduciary payment obligation cannot be fulfilled in time because of the untruthfulness, inaccuracy or incompleteness of the relevant transaction information provided by the Borrower.

4.3.3 Execution of entrusted payment

(1) Where the Lender is entrusted to pay, the Lender will pay the loan funds, with examination and approval, to the Borrower’s transaction object through the Borrower’s account after the Borrower submits the payment order of entrusted payment and related transaction information.

(2) The Lender shall have right to request the Borrower to supplement, replace, explain or resubmit relevant materials, if the relevant transaction materials provided by the Borrower are found to be inconsistent with the provisions hereof or have other defects after examination after the Lender’s examination, and to refuse to issue or make any payment of related funds until the Borrower submits relevant transaction materials that the Lender considers eligible.

(3) The Lender shall bear no responsibility and the Borrower’s obligation to repay already generated hereunder shall not be influenced if a refund occurs to the account opening bank of the transaction object account, resulting in the Lender being unable to pay the loan funds to its transaction object in time according to the Borrower’s order of entrusted payment. The Borrower hereby authorizes the Lender to freeze such loans refunded by the account opening bank of the transaction object account. In this case, the Borrower should resubmit relevant transaction information such as payment entrustment and proof materials for the purpose of loan.

(4) The Borrower shall not evade entrusted payment by the Lender in the form of splitting up.

4.4 After the loan funds are issued, the Borrower shall, as required by the Lender, promptly provide records and supporting information of the use of loan funds, including but not limited to evidence of transactions such as purchase and sales contracts, evidence of operating cost expenses and other operating capital expenditure, etc.

4.5 The Lender shall have the right to re-determine the conditions of loan issuance and payment or to cease the issuance and payment of loan funds if:

(1) the Borrower is in violation of this Contract, avoiding Lenders’ entrusted payment by splitting up;

(2) there is decline in the Borrower’s credit status or the Borrower’s profitability of main business is weak;

(3) any abnormal use of loan funds occurs;

(4) the Borrower fails to provide the records and materials of the use of the loan fund in a timely manner as required by the Lender; or

(5) the Borrower pays the loan funds in violation of the provisions of this Article.

Article 5 Repayment

5.1 As for details of how the Borrower shall repay the loan hereunder, please refer to Article 17.2 hereof.

5.2 The Borrower shall repay the loan principal, interest and other payables in full and on time in accordance with this Contract. The Borrower shall deposit in full and the Lender has the right to take the initiative to collect on the repayment date and interest payment date or require the Borrower to cooperate with the relevant transfer procedures the current interest, principal and other payables in its repayment account opened with the Lender one business day before the repayment date and interest payment Date. As for repayment account information, seeing the receipts of loan funds for details.

5.3 Sequence of liquidation

Unless otherwise agreed by both parties, the Lender shall have right to determine the sequence of liquidation where the Borrower defaults on the principal and interest of the loan at the same time; in the case of installment repayment, the Lender shall have right to determine the order of liquidation of a Borrower’s repayment if more than one loan is due and the loan is overdue hereunder; the Lender shall have right determine the order each repayment by the Borrower if there are several loan contracts due between the Borrower and the Lender.

5.4 Withdrawal account of loan fund

The Borrower should open with his name a withdrawal account for loan funds and the loan funds withdrawal shall be entered into the account. The Borrower shall provide information on the inflow and outflow of loan funds from the account in a timely manner. The Lend shall have right to request explanations for the inflow and outflow of loan funds from the account and to supervise such account. For details of the withdrawal account, please refer to Article 17.1 hereof.

5.5 Prepayment

The Borrower shall not make prepayment without written application to the Lender 15 business days in advance. Prepayment procedures should be handled with the Lender’s approval and the interest received as agreed is not refundable. For details on how to collect liquidated damages when the Lender agrees to the Borrower’s repayment in advance, please refer to Article 17.3 hereof.

Article 6 Guarantee

For details of the guarantee method of debt hereunder, please refer to Article 18.

Article 7 Representation and Warranties

7.1 The Borrower hereby represents and warrants as follows:

(1) the Borrower has registered and is lawfully existing, with full capacity for civil rights and conduct required for signing and performing this Contract;

(2) the execution and performance of this Contract is based on the presentation of the true meaning of the Borrower, with legal and effective authorization having been obtained in accordance with its articles of association or other internal management documents, and violates no agreements, contracts and other legal documents binding on the Borrower; the Borrower has obtained or will obtain all relevant approvals, permits, records or registrations required to sign and perform this Contract.

(3) the transaction background of the Borrower’s application to the Lender is true and legal and is not for illegal purposes such as money laundering.

(4) the Borrower does not conceal from the Lender any events that may affects its and the guarantor’s financial position and ability to perform.

(5) no circumstances occurred where the Borrower, any of its shareholders and affiliates were involved, in any liquidation, bankruptcy, reorganization, merger (or being merged), division, reorganization, dissolution, capital reduction or similar legal procedures, nor any situation occurred that could lead to involvement of such proceedings

(6) the Borrower has not been involved in any economic, civil, criminal, administrative or similar arbitral proceedings and there has not occurred such proceedings or similar arbitral proceedings that might cause the Borrower to be involved.

(7) none of the Borrower’s important assets is involved in any enforcement, seizure detain, freeze, lien or regulatory measures, nor has any circumstances that might cause such measures occurred.

7.2 The Borrower undertakes as follows:

(1) in accordance with the requirements of the Lender, to submit its financial statements (including but not limited to annual, quarterly and monthly reports) and other relevant information to the Lender on a regular or timely basis; the Borrower ensures that it continues to meet the financial indicators required by the Lender;

(2) in case that the Borrower has or will enter into a counter-guarantee agreement or similar agreement with the guarantor of this Contract in respect of its guarantee obligations, the agreement will not impair any rights of the Lender under this contract;

(3) the Borrower shall accept the credit inspection and supervision of the Lender, and provide sufficient assistance and cooperation; in case that the Borrower pays on its own, it shall periodically summarize and report the situation of payment and use of the loan funds in accordance with the requirements of the Lender;

(4) in case that the Borrower undergoes merger, division, capital reduction, equity transfer, external investment, substantial increase in debt financing, transfer of major assets and creditor’s rights, and other matters that may have a negative effect on the Borrower’s solvency, the Borrower shall obtain prior consent from the Lender;

(5) The Borrower shall notify the Lender in a timely manner in case the following situations occur:

a. articles of association, business scope, registered capital, and legal representative of the Borrower or guarantor change;

b. changes in business patterns such as any form of joint operation, joint venture with foreign investors, cooperation, contract operation, reorganization, restructuring, listing planning, etc. are conducted;

c. the Borrower is involved in major lawsuits or arbitration cases, or property or collateral is seized, distrained or supervised, or a new guarantee is set on the collateral;

d. going out of business, dissolution, liquidation, suspension of business for rectification: being canceled, being suspended of business license, (being applied) applying for bankruptcy, etc.;

e. shareholders, directors and current senior management personnel are suspected of major cases or economic disputes;

f. the Borrower has default events under other contract terms;

g. situations such as operating difficulties and deteriorating financial conditions occur;

(6) All documents, financial statements, vouchers and other information provided by the Borrower to the Lender under this contract are true, complete, accurate and valid;

(7) The Lender has the right to recover the loan in advance in accordance with the withdrawal of the Borrower’s funds;

Article 8 Disclosure of Internal Affiliated Transactions within the Borrower’s Group

8.1 In case that the Borrower is a group customer confirmed by the Lender in accordance with the “Guidelines for the Risk Management of Group Client Credit Business of Commercial Banks”, the Borrower shall report to the Lender in a timely manner the affiliated transactions of more than 10% of the net assets, including affiliated relationships among the transaction parties, transaction items and transaction nature, transaction amount or the corresponding proportion, and pricing policies (including transactions with no amounts or with only symbolic amounts).

8.2 When the Borrower has one of the following circumstances, the Lender has the right to unilaterally decide to stop paying the Borrower the unused loan and recover part or all of the loan principal and interest in advance: where to discount or pledge at the bank with bills receivables and accounts receivable, etc. without real trade background by using false contract with affiliated parties in order to obtain bank funds or credit; where major mergers, acquisitions, and restructurings, etc. occur that the Lender considers may affect loan security occur; where to intentionally evade creditor’s rights of the bank through affiliated transactions; and other situations as stipulated in Article 18 of the “Guidelines for the Risk Management of Group Client Credit Business of Commercial Bank”.

Article 9 Default Events and Handling

9.1 One of the following matters constitutes or is regarded as a default event of the Borrower hereunder:

(1) the Borrower fails to perform the payment and settlement obligations to the Lender as agreed herein;

(2) the Borrower has not used the loan funds in the manner agreed herein or has not used the obtained funds for the purposes agreed herein;

(3) the statement made by the Borrower herein is untrue or violates the commitments it has made herein;

(4) the situations stipulated in Article 7.2 (4) hereof occur, and the Lender believes that they may affect the financial status and performance ability of the Borrower or guarantor, whereas the Borrower does not provide new guarantees or replace the guarantors in accordance with the provisions stipulated hereof;

(5) credit status of the Borrower declines, or profitability, solvency, operating capacity, cash flow and other financial indicators of the Borrower deteriorate, thus breaking the indicator constraints or other financial agreements agreed herein;

(6) default events occur in the contract among the Borrower, its affiliated parties and the Lender or other institutions of Xiamen Bank Co., Ltd.; default events occur in the contract among the Borrower, its affiliated parties and other financial institutions;

(7) the guarantor violates the terms of the guarantee contract, or default event occurs under another contract between it and the Lender or other institutions of Xiamen Bank Co., Ltd.;

(8) the Borrower terminates its business or undergoes dissolution, cancellation or bankruptcy;

(9) where the Borrower is involved or may be involved in major economic disputes, lawsuits, arbitrations, or its assets are seized, distrained or enforced, or being filed and investigated or adopted punishing measures by the judicial authorities, or taxation, and industrial and commercial administrative organs, etc. in accordance with the laws, which has affected or may affect the performance of its obligations hereunder;

(10) where the Borrower’s main investor individual and major management personnel are changed abnormally, disappear, or are restricted personal freedom by the judicial authority in accordance with the laws, which has affected or may affect its performance of obligations hereunder;

(11) when the Lender reviews the Borrower’s financial status and performance ability, circumstances that may affect the financial status and performance ability of the Borrower or the guarantor are found;

(12) where the designated fund withdrawal account has a large and abnormal fund inflow and outflow, and the Borrower cannot provide the explanation materials approved by the Lender.

(13) in accordance with the reasonable judgment of the Lender, other events that may substantially damage the Lender’s rights and interests under the loan business occur, and have a material adverse effect on the continued performance of such a business. Such situations include but are not limited to: major adverse changes and other force majeure events occur in the markets (exchange rate, interest rate, industry, and related derivatives market, etc.), policies and regulations (currency, finance, industry, regional development, etc.), political situations of other countries, and the financial situations related to handling business or operation of the Lender; major and adverse changes in the performance of the other parties involved in the handling business.

9.2 when default events as stipulated in the preceding items occur, the Lender has the right to take the following measures separately or simultaneously depending on the specific situation:

(1) to require the Borrower and guarantor to correct their default behaviors within a time limit;

(2) to announce all or part of the loan principal and interest and other payables hereunder to be immediately due ;

(3) to terminate or dissolve this Contract; to terminate or dissolve the other contracts between the Borrower and the Lender in whole or in part;

(4) to require the Borrower to compensate the Lender for the losses caused by its default;

(5) to deduct the Borrower’s funds in the account opened in the Lender and other institutions of Xiamen Bank Co., Ltd. to settle all or part of the debts borne by the Borrower to the Lender hereunder without prior notice to the Borrower. The unexpired amount in the account is deemed to be due in advance. In case that the account currency is different from the valuation currency of the Lender’s business, it shall be converted at the foreign exchange rate applicable to the Lender at the time of deduction, and the risk of exchange rate shall be borne by the Borrower;

(6) to require the Borrower to provide new guarantees and / or replace the guarantor;

(7) to exercise security rights;

(8) to require the guarantor to assume the responsibility for guarantee;

(9) to calculate and collect penalty interest and compound interest of the Borrower as agreed herein;

(10) other measures deemed necessary and possible by the Lender.

Article 10 Reservation of Rights

10.1 In case that one party does not exercise part or all of the rights hereunder, or does not require the other party to perform, or assume part or all of the obligations and responsibilities, it does not constitute a waiver of such right or an exemption from such obligations and responsibilities of that party.

10.2 Tolerance, extension or postponement of the rights hereunder of one party shall not affect any rights it enjoys under this Contract, and laws and regulations, nor shall it be deemed as a waiver of such right.

Article 11 Going into Effect, Alteration and Termination of the Contract

11.1 This Contract shall go into effect on the date when it is signed or sealed by the legal representatives (persons in charge) or their authorized agents of the two parties.

11.2 This Contract may be altered or modified in written form after mutual agreement between the two parties. Any alteration or modification shall constitute an integral part of this contract.

11.3 Unless otherwise stipulated by laws, regulations or agreement of other parties, this Contract shall not be terminated until all rights and obligations hereunder have been performed.

Article 12 Application of Laws and Dispute Resolutions

12.1 This Contract applies the laws of the People’s Republic of China (excluding Hong Kong, Macau Special Administrative Region and Taiwan Region).

12.2 The jurisdiction institutions of the dispute and the settlement methods shall be subject to the provisions of Article 20. During the dispute, the two parties shall continue to perform the terms not involved in the dispute. Litigation costs (or arbitration fees) generated due to occurrence of disputes, reasonable attorney fees paid by the other party, and other costs incurred during the litigation (or arbitration) process (including but not limited to property preservation fees, travel expenses, notarization and certification fees, translation fees, evaluation auction fees, execution fees, etc.) shall be borne by the breaching party.

Article 13 Others

13.1 The valid vouchers of the creditor’s right of the Lender hereunder shall be based on the accounting vouchers issued and recorded by the Lender in accordance with its own business regulations.

13.2 Any notice or various communication contacts hereunder shall be delivered to the other party in writing at the address or by the other contact methods recorded on the signing page hereof. When the communication and contact address of one party is changed, the other party shall be notified in writing in a timely manner.

13.3 Unless otherwise there are opposite agreement in other provisions of this Contract or in the terms of the supplementary agreement signed by the Lender and the Borrower, the Lender and the Borrower confirm the transfer of the creditor’s rights of the Lender hereunder as follows: the Borrower agrees that the Lender has the right to unilaterally decide to transfer all or part of the creditor’s right hereunder to any third party; the Lender’s notice of transfer of creditor’s rights to the Borrower will be effective for the Borrower from the date of issue; the Borrower hereby irrevocably promises: to agreed that the Lender has the right to unilaterally accept the entrustment of the creditor’s assignee to continue to manage the creditor’s rights to the Borrower and corresponding guarantee rights, and the management matters include but are not limited to, deduct funds from the account of the Borrower and guarantor for payment of payables hereunder as an agent on behalf of the Borrower, collection measures such as collecting as an agent on behalf of the Borrower and filing a lawsuit and preserving in respect of such creditor’s rights on behalf of the Borrower. Where the Lender deducts payables on behalf of the Borrower, the Borrower agrees that the Lender has the right to directly deduct the funds in any repayment account and other accounts that the Borrower and the guarantor open in the Lender, the Lender’s headquarters and its branches for paying the payable principal and interest and other payables of the Borrower and the guarantor without notice to them.

13.4 Without the written consent of the Lender, the Borrower shall not transfer any rights or obligations hereunder to a third party.

13.5 The Borrower hereby accepts if the Lender needs to entrust other institutions of Xiamen Bank Co., Ltd. to perform the rights and obligations hereunder due to business needs, or assign the loan business hereunder to other institutions of Xiamen Bank Co., Ltd. for acceptance and management. The other institutions of Xiamen Bank Co., Ltd. authorized by the Lender, or other institutions of Xiamen Bank Co., Ltd. that undertake the loan business hereunder, have the right to exercise all the rights hereunder, and have the right to file a lawsuit, apply for arbitration, or apply for enforcement in the name of such a institution for dispute hereunder.

13.6 Unless otherwise stipulated by laws and regulations, which shall be borne by the Lender, any other expenses hereunder shall be borne by the Borrower.

13.7 Without prejudice to the other provisions hereof, this Contract is legally binding on both parties, and their successors and assigns in accordance with the law.

13.8 In case that a clause or part of a clause hereof is or will become invalid in the future, the invalid clause or invalid part will not affect the validity of this Contract and other clauses hereof or other content of such clause.

13.9 In accordance with relevant laws and regulations and regulatory requirements, the Lender has the right to provide the information related to this Contract and other relevant information of the Borrower to the Credit Reference Center, the People’s Bank of China and other credit information databases established in accordance with laws for institutions or individuals with appropriate qualification to query and use pursuant to laws. The Lender also has the right to query the relevant information of the Borrower through the Credit Reference Center, the People’s Bank of China and other credit information databases established in accordance with laws for the purpose of the conclusion and performance of this Contract.

13.10 The Borrower agrees that the Lender can entrust a third party to deal with the accompanying business (including but not limited to the development and maintenance of Lender system, printing and mailing of related documents such as reconciliation documents, collection of arrears, property evaluation and other items permitted by laws and regulations) related to this Contract in accordance with the laws and regulations, and the Borrower agrees that the Lender can submit the relevant information and materials of the Borrower hereunder to the above third party for processing the entrustment matters.

13.11 Where the Lender fails to perform this Contract or fails to perform in accordance with the agreements hereof due to changes in laws and regulations, regulatory requirements, or the requirements of the regulatory authority, the Lender has the right to terminate or alter the performance of this Contract in accordance with changes in laws and regulations, regulatory requirements, or the requirements of the regulatory authority. Where the termination or alteration of this Contract due to such reasons causes the Lender fails to perform or fails to perform in accordance with the contract, the Lender shall be exempted from liabilities.

13.12 When the Lender considers it necessary, the Borrower shall complete the notarization of this Contract. Such notarization shall have the effect of enforcement, and the Borrower promises that when it or the guarantor fails to perform their obligations or fails to perform their obligations in full, the Borrower is willing to accept enforcement in accordance with laws.

Part II Special Provisions

(In case that options occur in the following special provisions, put a tick in the box if applicable while putting a cross in the box if not applicable)

Article 14 Amount, Term and Purpose of Loan

14.1 Currency of loan: RMB, amount of loan (in words): RMB Three Million Only;

14.2 Term of loan: from July 18, 2019 to July 18, 2020;

14.3 Purpose of loan: for the Borrower’s daily operation turnover.

Article 15 Interest Rate of Loan and Calculation and Collection of Interest

15.1 Interest Rate of Loan

☑	(RMB Loans) The RMB loans interest rate hereunder shall be implemented at (increasing/decreasing) increasing no less than 20% on national base interest of the same period and the same grade published on the date of actual drawdown by the People’s Bank of China. In case of occurrence of adjustment of legal interest rate prior to the actual issuance date (including the actual issuance date), it shall be adjusted in accordance with national base interest rate of the same period and the same grade at the date of issuance.

☒	(RMB Loans) The loan interest rate (per annul) hereunder shall be / %.

☒	(Foreign Currency Loans) The foreign currency loan interest rate hereunder shall be the latest (period and interest rate types) / base interest rate acquired from Reuters at (Beijing Time) 9:00 on the actual drawdown date plus (margin) / base point (s).

☒	(Foreign Currency Loans) The foreign currency loan interest rate hereunder shall be the loan interest rate of / year (s) of the same currency on the actual drawdown date implemented by the Lender.

15.2 Adjustment Method of Loan Interest Rate

☒	Fixed interest rate.

☑	Floating interest rate:

☑	shall be adjusted on a yearly (yearly/quarterly/monthly) basis.

☒	others: /

15.3 Method of Interest Settlement

☑	Interest being settled every month, interest settlement day shall be the twentieth day of each month.

☒	Interest being settled every month, interest settlement day shall be the fifteenth day of each month.

☒	Interest being settled every quarter, interest settlement day shall be the twentieth day of the last month of each quarter.

☒	Interest shall be paid together with principal.

☒	Others: /

Article 16 Method of Payment

The payment of loan funds hereunder adopt:

☑	all of loan funds shall be made by entrusted payment.

☒	all of loan funds shall be made by self payment.

Article 17 Repayment

17.1 The proceeds collection account designated by the Borrower is:

Opening Bank: Jiangtou branch, Xiamen Bank

Account Number: 87620120420001177

17.2 The Borrower shall repay the loans hereunder in accordance with:

☑	interest payment on schedule while principal repayment in one lump: the principal repayment date shall be the loans maturity date and the interest payment date shall be the interest settlement date stipulated herein. The Borrower shall pay the loans interest on schedule and shall repay the loan principal and outstanding interest in one lump sum upon maturity.

☒	interest payment together with the principal: the principal repayment date and the interest payment date shall be the loans maturity date. The Borrower shall repay loan funds and interest in one lump upon maturity.

☒	equal principal declining: the Borrower shall repay the principal in equal installments. The principal repayment date and the interest payment date shall be the interest settlement date hereunder and the Borrower shall pay one installment of loans principal and interest. The principal repayment and interest payment date of the first installment shall be / . The last installment shall be the loan maturity date stipulated in loan receipts and the Borrower shall repay the outstanding principal and interest. The calculating formula:

Amount of principal repayment and interest payment of each installment=loans principal/ total repayment installments + loans balance * monthly interest rate.

☒	Equal principal and interest: the Borrower shall repay the principal and interest in equal installments. The principal repayment date and the interest payment date shall be the interest settlement date hereunder and the Borrower shall pay one installment of loans principal and interest. The principal repayment and interest payment date of the first installment shall be / . The last installment shall be the maturity date stipulated in loan receipts and the Borrower shall repay the outstanding principal and interest. The calculating formula:

Amount of principal repayment and interest payment of each installment= principal * (1+interest rate) repayment installments (month) *interest rate / (1+interest rate) repayment installments (month) -1

☒	Other repayment plans: / .

17.3 The Lender has the right to collect liquidated damages in respect of prepayment in accordance with the following criteria:

☒	no liquidated damages collecting in advance.

☒	10% of the remaining monthly interest of the amount to be prepaid as liquidated damages.

☑	others: in the event that period between the Borrower’s prepayment date and loans issuance date is less than 6 months, collect one monthly interest of the principal to be prepaid as liquidated damages.

Article 18 Guarantee

The guarantee for the loans hereunder:

☒ unsecured.

☑	Zhuoqin Huang and Liya Wei undertake joint and several guaranty liability to the Lender for the Borrower’s loans hereunder. A guarantee contract will be separately entered into by both parties.

☒	/ mortgages (pledges) its ownership or right of disposal in / at the Lender for the Borrower’s loan. Both parties shall separately enter into a mortgage (pledge) contract and shall go through creation of mortgage (pledge) in accordance with laws.

☑	(other ways of guarantee) Taiping General Insurance Co., Ltd, Xiamen branch provides loan guarantee insurance.

The Lender may adjust ways of guarantee prior to loan issuance based on actual circumstances.

Article 19 Other Agreed Matters

The loan funds shall be not used to purchase house; in the event that the loans funds are verified to be used for purchasing house, the Lender has the rights to terminate this Contract and accelerate the repayment.

Article 20 All disputes arising from or in connection with this Contract shall be solved by parties through consultations, failing which, both parties agree to solve in accordance with the following manner:

☒	to bring an lawsuit before the people’s court where the Lender is locate.

☑	such disputes shall be referred to Xiamen Arbitration Commission under the commission rules in force when the arbitration is submitted. The seat of arbitration shall be Xiamen City, where the Lender is located. The arbitration award shall be final and binding upon both parties. When the arbitration is submitted, both parties agree that the arbitration proceeding shall be conducted in summary procedures.

Both parties hereof acknowledge that all disputed legal documents hereunder in connection with litigation and arbitration (including but not limited to first instance, second instance, retrial, execution procedures, petition for payment order, special procedures stage in respect of realizing security interests and all documents under arbitration procedures, legal documents including but not limited to complaints or notice of arbitration, evidence, summons, notices of responding to action, notices to produce evidence, notices of court session, judgements or arbitrals, rulings, mediations, notices of performance within time limit, appeals, notices of execution and others), address for service of which shall be the contact address as stated in the execution page hereof. The relevant legal documents delivered by courier shall be deemed served on the date of three working days after delivery to the address for service above. In case of any change to the address, it shall notify the other party hereto within one working day after such change; otherwise, the original address shall prevail.

Article 21 Contract Text

This contract is made in THREE copies, all of which shall have equal legal effect.

[This remainder is intentionally left blank]

[This page is the execution page of “Xiamen Bank Co., Ltd Loan Contract”]

The Borrower acknowledges that it has carefully read all terms and conditions hereof, and the Lender has reminded the Borrower that prior to execution of this Contract, the Borrower may request the relevant persons from the Lender to make full explanation and interpretation with respect to any clauses, and that has made full explanation and interpretation on the questions and information in connection with the relevant clauses raised by the Borrower. The Borrower has fully understood the meaning of terms and conditions hereof. Accordingly, after deliberation, the Borrower agrees to accept all terms and conditions.

This contract is executed by and between the following parties on July 21, 2019.

Borrower	Lender

Authorized signatory: seal of Zhuoqin Huang	Authorized signatory:

Contact address: Room 102, No.23-1 of Wanghai Road, Phase 2, Software Park, Siming District	Contact address: No.101, Hubin Road North, Siming District, Xiamen

Contact Number:	Contact Number:

Seal of Xiamen Pop Culture Co., Ltd.	Seal of Xiamen Bank Co., Ltd. (Credit Special Seal) seal of Jiabin Wang

Witness: signature of illegible